SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

Millennium Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1601 Washington Place, Reston, Virginia 20190

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.464.1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On June 3, 2008, Millennium Bankshares Corporation (the “Company”), a Written Agreement between the Company and  with the Federal Reserve Bank of Richmond (the “Agreement”) was fully executed.

During the term of the Agreement, the Company may not:

(i) declare or pay any dividends that are not consistent with Federal Reserve policy statements,

(ii) declare or pay any dividends without the prior written approval of the Federal Reserve Bank of Richmond (the Reserve Bank”) and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director”);

(iii) make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director;

(iv) incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank; or

(v) purchase or redeem any shares of stock without the prior written approval of the Reserve Bank.

The Company is also required to obtain prior approval for the appointment of new directors, the hiring or promotion of senior executive; and to comply with restrictions on severance payments and indemnification payments to institution affiliated parties.

The Company is required to make quarterly progress reports to the Reserve Bank.

Failure to comply with the provisions of the Agreement could subject the Company and its directors to additional enforcement actions.  While the Company has already implemented or is acting in accordance most of the requirements of the Agreement, and intends to take such actions as may be necessary to enable the Company to comply with the requirements of the Agreement, there can be no assurance that the Company will be able to comply fully with the provisions of the Agreement, or that efforts to comply with the Agreement will not have adverse effects on the operations and financial condition of the Company.

A copy of the form of the Agreement is attached hereto as Exhibit 99.1.  The description of the Agreement set forth above does not purport to be complete, and is qualified by reference to the full text of the Agreement.  The provisions of the Agreement have been promulgated in furtherance of the regulatory authority of the Federal Reserve Board and the Reserve Bank and are not intended to modify the previous disclosures of the Company regarding the condition of the Company.

Forward Looking Statements.  This report contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions.  In some cases, forward looking statements can be identified by use of such words as “may,” “will,” “anticipate,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phases.  These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policies, competitive factors, government agencies and other third parties, which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty.  Because of these uncertainties and the assumptions on which this discussion and the forward looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  Readers are cautioned against placing undue reliance on any such forward looking statement.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)   Shell Company Transactions. Not Applicable

(d)  Exhibits.

99.1	Form of Agreement dated May 29, 2008 between Millennium Bankshares Corporation and the Federal Reserve Bank of Richmond.

99.2	Press Release dated June 4, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

	By:	/s/ Richard I Linhart
Richard I. Linhart, President and Chief Executive Officer

Dated: June 4, 2008